                                                                   Exhibit 10.8

*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PORTIONS ARE IDENTIFIED BY AN ASTERISK WITHIN BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                LICENSE AGREEMENT
                                -----------------

         THIS AGREEMENT made and effective this 28th of April 1994, by and between DENTAL IMAGING ASSOCIATES, INC., a California corporation with a principal place of business at 3838 Carson Street, Suite 103, Torrance, California 90503, (LICENSOR) and STERI-OSS, a wholly owned subsidiary of Bausch & Lomb Incorporated, and a California corporation having a principal place of business at 28295 East Park Drive, Yorba Linda, California 92687, (LICENSEE).

                                   WITNESSETH
                                   ----------

         WHEREAS, LICENSOR is the exclusive licensee for certain dental restorative products currently sold as THE DIA ANATOMICAL ABUTMENT SYSTEM(TM), United States and foreign patents and patent applications related to such products, related regulatory approvals, and related manufacturing know-how related to such products;

         WHEREAS, LICENSEE has experience in manufacturing, marketing, selling and distributing various dental implants and related products; and

         WHEREAS, LICENSOR is desirous of providing LICENSEE with the exclusive rights to manufacture, use and sell such products; and

         WHEREAS, LICENSEE is desirous of obtaining such exclusive rights.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


                                 1. DEFINITIONS
                                    -----------

         The following terms as used in this Agreement shall have the meanings set forth below:

         1.1 "AFFILIATE" shall mean any corporation or other entity which, directly or indirectly, is controlled by or controls, or is under common control with a party to this

Agreement. "Control" shall mean ownership of at least thirty-five percent (35%) of the voting shares of such corporation or other business entity.

         1.2 "INFORMATION" shall mean all technology, know-how, trade secrets, technical data, clinical data, regulatory information and premarket notifications and approvals, specifications, manufacturing methods or processes, customer lists, sales data, and related information or experience in the possession or control of LICENSOR and which LICENSOR has rights to provide to LICENSEE and useful in the manufacture, use, sale or distribution of PRODUCTS, as defined below, and all improvements thereto.

         1.3 "INITIAL TERM" shall mean the period beginning from the effective date of this Agreement and ending on December 31, 1999.

         1.4 "IMPROVEMENTS" shall mean all modifications, changes and improvements to PRODUCTS, as defined below, which fall within the scope of one or more claims of a PATENT.

         1.5 "NET SALES" shall mean the sales price of PRODUCTS by LICENSEE and its AFFILIATES during the applicable accounting period to unrelated third parties, less the following deductions: [*]. NET SALES shall exclude complimentary PRODUCTS distributed by LICENSEE as samples to promote the sale of PRODUCTS and PRODUCTS provided pursuant to Section 4.2. The NET SALES amount for PRODUCTS sold in combination with non-royalty bearing products at a single price (such as in a kit) shall be construed as [*]. For example, if the combination sale price for three products was [*] and the standard list price for each product sold separately and subsequently combined was [*], then the NET SALES price shall be [*] less than the standard list price for the royalty bearing PRODUCT.

         1.6 "PATENTS" shall mean each United States patent and patent application listed on Exhibit A-1 attached hereto and incorporated herein by reference, all foreign patents and patent applications listed on Exhibit A-1, each patent issuing upon a patent application referred to above, and all other patent applications and patents owned or licensed by LICENSOR which would be infringed by the manufacture, sale or use of PRODUCT(s). All U.S. and foreign patent applications directed to IMPROVEMENTS of PRODUCTS shall be included in PATENTS in accordance with Article 10.

         1.7 "PRODUCTS" shall mean all abutments, healing caps, impression coping cylinders and screws, and laboratory analogs currently manufactured, sold or distributed by or for LICENSOR as listed on Exhibit B, attached hereto and incorporated herein by reference, which are within the scope of any valid claims of PATENTS and all IMPROVEMENTS subsequently added to Exhibit B as provided for in this Agreement or by the mutual consent of the parties.


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       2

         1.8 "RENEWAL TERM" shall mean a period of five (5) years commencing after the expiration of the INITIAL TERM.

         1.9 "TRADEMARKS" shall mean the trademarks and trade names and related applications and registrations thereof, all listed in Exhibit C, attached hereto and incorporated herein by reference, and any other trademarks or trade names included and acknowledged in writing by the mutual consent of the parties.

         1.10 Singular, Plural or Possessive. Any of the above-defined words shall mean singular, plural or possessive and shall be used in the appropriate form.


                                   2. LICENSE
                                      -------

         2.1 LICENSOR hereby grants to LICENSEE and its AFFILIATES subject to
Section 2.2, the exclusive, worldwide license and right, with the right to grant sublicenses, under all INFORMATION and PATENTS to make, have made, use, sell and distribute PRODUCTS. LICENSOR hereby further grants to LICENSEE and its AFFILIATES subject to Section 2.2, an exclusive, worldwide right to use the TRADEMARKS, with right to sublicense upon and in connection with the manufacture, use, sale, distribution and promotion of PRODUCTS.

         2.2 LICENSEE acknowledges that LICENSOR has granted certain rights relative to the PRODUCTS to [*] as reflected by the correspondence between LICENSOR and [*] set forth as Exhibit E and has had communications with [*] as reflected by the correspondence between LICENSOR and [*] attached hereto as Exhibit F. LICENSOR hereby transfers and assigns its rights under the previous grants to LICENSEE. LICENSOR's grant under Section 2.1 shall not be construed as any reservation of right to the exclusive rights granted to LICENSEE.


                                  3. ROYALTIES
                                     ---------

         3.1 Within five (5) business days from the execution of this Agreement, LICENSEE shall pay LICENSOR a non-refundable license fee of (i) [*], and (ii) [*] which shall be fully creditable against royalty payments provided in Section
3.2 at a rate of [*] beginning upon the first full fiscal quarter of 1996 from the effective date of this Agreement. Notwithstanding the above, LICENSEE shall be entitled to recover the above-paid license fee as part of otherwise proven damages in the event that LICENSOR has breached any material obligation or covenant of this Agreement and LICENSEE shall be entitled to be reimbursed for the balance of the [*] not credited as provided in Section 3.1 if LICENSOR shall terminate this Agreement.


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                        3

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         3.2 In addition to the royalty fee described in Section 3.1, LICENSEE shall pay LICENSOR, during the term of this Agreement, an earned royalty payment on the NET SALES of PRODUCTS at a rate of [*] for the INITIAL TERM and the RENEWAL TERM(s). As long as there is a United States patent covering the PRODUCT, royalties will be earned on all sales of such PRODUCT in any country of the world.

         3.3 LICENSEE's earned royalty payments to LICENSOR shall total at least the following amounts (annual minimum royalty requirements) for each twelve
(12)-month period described below:


         12-Month Period                           Annual Minimum Royalty
         ---------------                           ----------------------

Fiscal year ending December 31, 1994                        [*]

Fiscal year ending December 31, 1995                        [*]

Fiscal year ending December 31, 1996                        [*]

Fiscal year ending December 31, 1997                        [*]

Fiscal year ending December 31, 1998                        [*]

Fiscal year ending December 31, 1999                        [*]


         3.4 In the event that the actual earned royalty payments on NET SALES do not meet the annual minimum royalty requirements of Section 3.3, LICENSEE shall have thirty (30) days from the end of its fourth fiscal quarter of years 1996, 1997, 1998 and 1999 to make an additional payment to LICENSOR to pay the differential between the earned royalty payment actually paid and the annual minimum royalty requirement in order to meet such minimum royalty requirement and retain its exclusive rights as granted herein. If LICENSEE does not meet such minimum royalty requirement, LICENSEE's exclusive license as provided for in Section 2.1 shall terminate at the election of, and upon written notice by, LICENSOR.

         3.5 No royalty shall be due on the sale or transfer of PRODUCTS between LICENSEE and AFFILIATES and no PRODUCT shall be the subject of more than one royalty payment to LICENSOR.


                             4. INVENTORY AND SUPPLY
                                --------------------

         4.1 LICENSOR agrees to use its best efforts to assist LICENSEE in establishing a suitable supply source of PRODUCTS.

         4.2 LICENSEE shall provide PRODUCTS to [*].



*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                        4

                             5. TECHNICAL ASSISTANCE
                                --------------------

         5.1 Upon request, LICENSOR shall furnish to LICENSEE, without additional cost to LICENSEE except as provided in Section 5.2 below, reasonable assistance to allow LICENSEE, or its AFFILIATES or agents, to commercially manufacture, sell and distribute PRODUCTS. Such technical assistance shall include providing to LICENSEE all relevant INFORMATION in LICENSOR's possession necessary for the manufacture of each PRODUCT licensed herein.

         5.2 LICENSOR agrees to furnish to LICENSEE such technical personnel of LICENSOR as LICENSEE may reasonably require for assistance or consultation in connection with the manufacture of PRODUCTS in accordance with this Paragraph. [*] shall consult with LICENSEE for [*], provided such consultation is at the business location of LICENSEE in California which is at 22895 East Park Drive, Yorba Linda, California 92687. LICENSOR shall also use its best efforts to make available to LICENSEE [*] to provide additional assistance, provided such time commitment shall not unreasonably interfere with [*]. LICENSEE agrees to provide reasonable notice to LICENSOR of when it will require his assistance and LICENSEE also agrees to pay all reasonable out-of-pocket expenses for travel, meals and lodging of [*] including reasonable and customary compensation to be agreed upon for providing lectures and technical assistance.

         5.3 LICENSEE shall pay [*]. LICENSEE's clinicians shall consist of the group of the following four individuals: [*]. LICENSOR agrees to make available to LICENSEE [*] which lectures shall be given either at the business location of LICENSEE or at an outside location at the option of LICENSEE. LICENSEE shall have the right to designate which of the group of four it prefers to give a specific lecture and LICENSOR shall use its best efforts to see to it that such individual is available. The specific individual providing the lecture shall receive reimbursement of all reasonable and direct out-of-pocket costs for travel and lodging by LICENSE (if the lecture is provided outside the greater Los Angeles area) and [*].


                             6. REPORTS AND RECORDS
                                -------------------

         6.1 LICENSEE shall maintain true and complete books of accounts containing an accurate record of all data necessary for the proper computation of the earned royalty payments required hereunder. LICENSOR shall have the right, by a licensed certified public accountant appointed by it and acceptable to LICENSEE (such acceptance shall not be unreasonably withheld), to examine such books under terms of confidentiality with LICENSEE. All such books shall be available for inspection at all reasonable times upon five (5) business days prior written notice (but not more than once in each calendar year) for the sole purpose of verifying the accuracy of the reports rendered by LICENSEE. Such examination shall be made during normal business hours at LICENSEE's principal place of business and such right shall be limited to books not previously examined. The fees and expenses of the representatives

*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
performing such examination shall be borne by LICENSOR, unless the royalties due and owing hereunder to LICENSOR are discovered to have been understated by more than three percent (3%) over the period since the last such inspection, in which event the fees and expenses shall be borne by LICENSEE. LICENSEE shall be promptly notified of any underpayment or overpayment of royalties. Any underpayment or overpayment shall be paid to the appropriate party within thirty
(30) days from notice of such underpayment or overpayment. All such books and records shall be preserved for at least three (3) years from the date of the royalty payment to which they pertain.

         6.2 LICENSEE will submit to LICENSOR written reports for each of LICENSEE's fiscal quarters accurately identifying worldwide NET SALES in sufficient form and detail as to enable LICENSOR to determine the royalties due. Not later than thirty (30) days following each quarter, LICENSEE shall provide LICENSOR such reports in writing and showing a reasonable summary of all NET SALES during the preceding quarter. Such report shall include payment to LICENSOR of the royalties due.

         6.3 Royalty payments on NET SALES which occur outside of the United States of America shall be calculated in the currency of the transaction involved. All royalty payments shall be paid in United States of America dollars converted from local currency at the exchange rate prevailing at Citibank in New York City, U.S.A. on the last business day of the fiscal quarter to which such royalty relates.

         6.4 If LICENSEE should sublicense its rights to an AFFILIATE or assign this Agreement to an AFFILIATE, LICENSOR shall have the same rights and the AFFILIATE shall have the same obligations as provided for LICENSEE herein. LICENSEE shall guarantee the royalty payments of such AFFILIATE.


                       7. PATENTS AND PATENT APPLICATIONS
                          -------------------------------

         7.1 LICENSOR shall be responsible for filing, prosecuting and maintaining PATENTS in the United States. LICENSOR shall be responsible for filing and prosecuting the foreign patents in the EPO and Canada for PATENTS as set forth in Items Number 3 and 4 in Exhibit A up to the time of grant. In the event LICENSEE is desirous of having patents issued in the various European countries, LICENSEE shall be responsible for paying the grant and translation fees for issuance of each such foreign patent in each of the sixteen countries of the EPO where LICENSEE deems it appropriate to have patents issued. LICENSOR shall be responsible for paying and maintaining the issuance of the patent in Canada. For any patents or patent application added to this Agreement pursuant to Section 10.2, the parties shall mutually agree upon allocating the costs associated for filing, prosecuting and maintaining such patents.

                   8. COMPLIANCE WITH GOVERNMENTAL REGULATIONS
                      ----------------------------------------

         8.1 LICENSEE shall use reasonable efforts with the reasonable assistance, cooperation and consultation of LICENSOR, to obtain and/or file, at its own cost and in its own name, new or amended regulatory approvals and/or premarket notifications in order to manufacture, sell, and/or distribute PRODUCTS throughout the world. LICENSOR shall provide LICENSEE with all INFORMATION related to regulatory issues in its possession which are applicable to PRODUCTS.

         8.2 LICENSOR shall be responsible, at its own cost, to correct any defects relating to existing regulatory approvals or licenses, including but not limited to all 510K premarket notifications, which related to PRODUCTS.

         8.3 In the event that any governmental regulatory agency should require any changes in existing regulatory approvals, including 510K approvals, due to changes in United States laws or regulations, the parties hereto shall equally share all costs and expenses associated with obtaining such changes, including new 510K approvals, for existing PRODUCTS. All minimum royalty requirements provided for in Section 3.3 shall be stayed for the same period in which at least half of the total number of PRODUCTS are no longer being sold due to such changes in any approvals or licenses.

         8.4 LICENSOR agrees to provide LICENSEE with all PRODUCT complaints, including injury or other medical reports, and copies of all regulatory correspondence with all governmental agencies relating to PRODUCTS.


                           9. COVENANT NOT TO COMPETE
                              -----------------------

         9.1 During the term hereof and provided that neither LICENSEE or its AFFILIATE are in breach of the terms herein beyond the cure period for same, LICENSOR shall not associate commercially with or aid and assist any person or entity for the purpose of developing, manufacturing, selling or distributing product(s) which directly compete with PRODUCTS, nor shall LICENSOR itself develop, manufacture, sell or distribute a competitive product(s). The provisions of this Section 9.1 shall not apply to any new product for which LICENSEE does not enter into a license agreement with LICENSOR pursuant to the provisions of Section 10.2 herein below.


                                10. IMPROVEMENTS
                                    ------------

         10.1 All IMPROVEMENTS to PRODUCTS that are developed, owned, or acquired (with the right to license) by LICENSOR shall be promptly identified to LICENSEE. LICENSEE shall have the right, at its sole election, to include such IMPROVEMENTS in PRODUCTS at the then current royalty rate. Upon request of LICENSEE, LICENSOR shall promptly provide all relevant information relating to such IMPROVEMENTS to LICENSEE including providing technical assistance and regulatory assistance to LICENSEE as provided for in Article 5.

         10.2 LICENSOR shall promptly notify LICENSEE in writing whenever LICENSOR shall have developed new products, however, [*] shall have the right to perform preliminary studies and file for a United States patent application on the new product at his expense before LICENSOR is required to disclose the new product to LICENSEE. LICENSEE shall have ninety (90) days from the date of such notice to inform LICENSOR of its desire to license such product under reasonable terms and conditions to be mutually agreed upon. If LICENSEE and LICENSOR are unable to agree on suitable terms and conditions for such license within ninety
(90) days from the end of such first ninety-day period, LICENSOR shall be free to negotiate with third parties. However, prior to executing a license with any third party on terms more favorable than those last offered to LICENSEE for such products, LICENSEE shall have the right to license such Products under the same terms and conditions to the terms and conditions LICENSOR would have granted to such third party. All disclosures of new information and products under this
Section 10.2 shall be under suitable terms of confidentiality and a separate non-disclosure agreement shall be executed by the parties for each such new product.

         10.3 Exhibit A-2 is a list of pending patent applications on current new products which LICENSOR is providing to LICENSEE for review. With respect to the patent applications listed on Exhibit A-2 only, LICENSEE shall have the earlier of ninety (90) days from the issuance of the United States patent or one hundred fifty (150) days from the execution of this Agreement to inform LICENSOR of its desire to include such patent applications or patents in the license granted herein with running royalty payments as provided for in Section 3.2. [*] Upon inclusion of the patent applications listed on Exhibit A-2, all products sold by LICENSEE which are within the scope of the patent applications listed on Exhibit A-2 shall be construed as PRODUCTS and such patent applications shall be construed as PATENTS in accordance with the terms and conditions of this Agreement.


                                 11. TRADEMARKS
                                     ----------

         11.1 LICENSOR shall, at its sole expense, register, maintain, and protect the validity of the TRADEMARKS for PRODUCTS. LICENSEE, subject to being reimbursed for its out-of-pocket expenses, agrees to cooperate fully in good faith with LICENSOR for the purpose of securing, reserving, and protecting LICENSOR's rights in the TRADEMARKS.

         11.2 LICENSEE acknowledges that its use of the TRADEMARKS during the term of this Agreement shall inure to the benefit of LICENSOR. LICENSOR acknowledges that LICENSEE has the exclusive license to use the TRADEMARKS, subject to the terms of this

*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                        8

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Agreement, and LICENSOR shall not use any of the TRADEMARKS in connection with or association with any products.

         11.3 All artwork, designs (excluding PRODUCT designs), promotional materials and the like or any reproduction thereof created by LICENSEE, for use in conjunction with the PRODUCTS pursuant to this Agreement shall be and remain the property of LICENSEE.

         11.4 Nothing herein shall require LICENSEE to use the TRADEMARKS in association with the PRODUCTS nor prevent LICENSEE from using other marks in association with the PRODUCTS should LICENSEE, at its sole option, determine to do so. In the event that LICENSEE should select marks other than the TRADEMARKS to use in connection with the PRODUCTS, all right and title in said trademarks shall inure to LICENSEE.

         11.5 LICENSOR shall have the right to inspect manufacturing facilities of LICENSEE once a year upon ten (10) business days notice to insure that LICENSEE complies with reasonable quality control standards imposed by LICENSOR upon products distributed bearing TRADEMARKS. If these quality control standards are not complied with, LICENSOR has the right to terminate the license as provided for in Section 15.3 below. Such quality standards shall be provided to LICENSEE within ten (10) days of the execution of this Agreement.


                                 12. WARRANTIES
                                     ----------

         12.1 LICENSOR hereby represents and warrants to LICENSEE:

              12.1.1 That it is the sole and exclusive licensee of all right, title and interest in all INFORMATION, PATENTS, TRADEMARKS and regulatory licenses, approvals and premarket notifications free and clear of any encumbrances including any encumbrances or, to the best of its knowledge, any claims by [*], or its AFFILIATE or successor [*], and that, to the best of its knowledge and belief, such PATENTS and TRADEMARKS are valid and enforceable.

              12.1.2 That Exhibits A-1 and C are a complete and accurate listing of all PATENTS and TRADEMARKS owned or controlled by LICENSOR on the date hereof related to PRODUCTS and that Exhibit D, attached hereto, is an accurate listing of all current customers of PRODUCTS and the sale history of PRODUCTS.

              12.1.3 That there are no proceedings pending or threatened which challenge the validity, enforceability, registration or use of PATENTS, TRADEMARKS or regulatory licenses, approvals and premarket notifications.


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                        9

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              12.1.4 That, to the best of its knowledge and belief, the
manufacture, use or sale of PRODUCTS will not infringe any patent, trademark, or other proprietary rights of any third party.

              12.1.5 That LICENSOR currently has entered into no agreements, transactions or arrangements, except with respect to Japan and Italy (which relationships have been fully disclosed to LICENSEE by LICENSOR), which would limit or impair the rights granted to or its obligations to LICENSEE herein.

              12.1.6 That, to the best of LICENSOR's knowledge and belief, the PRODUCTS are safe and effective when used as intended.

              12.1.7 That LICENSOR has obtained all regulatory approvals, licenses, and findings of substantial equivalence resulting from premarket notifications, necessary to market, sell and distribute PRODUCTS.

         12.2 With regard to the above representations and warranties, LICENSEE acknowledges receipt of certain correspondence between LICENSOR and [*] and between LICENSOR and [*], as attached hereto as Exhibit G.

         12.3 LICENSEE hereby represents and warrants to LICENSOR:

              12.3.1 That it has the full authority enter into this Agreement.

              12.3.2 That it has entered into no agreements, transactions or arrangements that will limit or impair its ability to comply with its obligations to LICENSOR herein.

              12.3.3 During the term hereof and any renewals, LICENSEE and its AFFILIATES will actively promote, market, sell and distribute the PRODUCTS in accordance with reasonable commercial efforts substantially equivalent to those efforts LICENSEE and its AFFILIATES use for their comparable products.


                               13. INDEMNIFICATION
                                   ---------------

         13.1 Each party shall indemnify and hold the other party harmless from and against any other loss, liability or expense, including reasonable attorneys' fees, arising out of or resulting from any demand, suit or claim based on a breach or alleged breach of any of the parties obligations under this Agreement; provided, however, that no settlement by a party of any claim which would give rise to liability on the part of the other party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld.

*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       10

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The other party shall communicate its decision with respect to any proposed settlement within fourteen (14) days of the date it receives the request for its consent.

         13.2 LICENSOR acknowledges that any past relationships with [*] relating to PRODUCTS has been terminated, as set forth in Exhibit H and LICENSEE has not in any way affected LICENSOR's relationship with [*]. LICENSOR shall indemnify and hold harmless LICENSEE from any loss, liability or expense, including reasonable attorney fees, arising out of a claim made by [*] against LICENSEE relating to its previous relationship with LICENSOR regarding PRODUCTS.


                                14. INFRINGEMENT
                                    ------------

         14.1 In the event that either party shall learn of an infringement of any PATENT or TRADEMARK (including any act of unfair competition), that party shall call the other party's attention thereto in writing and shall provide such other party with reasonable evidence of such infringement. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation. If the efforts of the parties are not successful in abating the infringement within sixty (60) days after the infringer has been formally notified of the infringement, LICENSEE shall have the right to:

              14.1.1 Commence suit on LICENSEE's own account for infringement of its exclusive rights, subject to LICENSOR's right to fully participate in such suit, at its own cost, in order to protect its rights;

              14.1.2 Join with LICENSOR in such suit if LICENSOR brings suit pursuant to Section 14.2 below or;

              14.1.3 Refuse to bring such suit; and LICENSEE shall give notice in writing to LICENSOR within thirty (30) days after said sixty (60) day period of Section 14.1.

         14.2 LICENSOR may bring suit for PATENT or TRADEMARK infringement on its own account, if LICENSEE elects not to commence or join in any suit.

         14.3 Such legal action as is decided upon shall be at the expense of the party bringing suit, and all recoveries recovered thereby shall belong to such party, provided, however, that legal action brought jointly by LICENSOR and LICENSEE and fully participated in by both shall be at the joint expense of the parties, and all recoveries up to the amount of such expense, shall be shared jointly by them in proportion to the share of expense paid by each party, and in the event such recoveries include damages or royalties in excess of expenses, the amount in excess of expenses shall be shared by the parties on a proportional basis as to their actual losses (for LICENSEE, lost gross profit; for LICENSOR, lost royalties).


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       11

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         14.4 Each party agrees to cooperate, in all reasonable respects as requested by the other party in litigation proceedings instituted hereunder and, upon request of the party bringing suit, the other party shall make available to the party bringing suit all relevant records, papers, information, samples, specimens, and the like which may be relevant and in its possession. The party bringing suit and incurring the majority of the associated costs shall have the right to control such litigation.

         14.5 In the event the making, using or selling of PRODUCTS is determined by a court of competent jurisdiction to infringe one or more claims of a patent(s) owned by a third party, no royalty payments shall be due LICENSOR from the date such lawsuit is filed with respect to NET SALES in the territory where such third party's patent rights are applicable. All royalty payments shall be placed in an interest-bearing escrow account from the date that the lawsuit is filed and maintained therein until final judgment. Provided, however, that if such infringement results in a license to LICENSEE which enables LICENSEE to continue making, using, or selling such PRODUCT in such part of the territory, then the royalty payments due to LICENSOR with respect to NET SALES in such territory following the date such lawsuit is filed or such settlement is reached shall be reduced by the damages and/or royalty payments paid or to be paid to such third party and the royalty payments to LICENSOR shall commence only after the full recovery by LICENSEE of its reasonable costs and expenses in defending such suit. In no event shall LICENSOR's earned royalty be reduced to less than [*] due to earned royalty payments made to third parties by LICENSEE.

         Should LICENSEE, be required to make additional payments to a third party under this Section 14.5, the minimum royalty requirements provided for in section 3.3 shall not longer apply.


                            15. TERM AND TERMINATION
                                --------------------

         15.1 This Agreement shall become effective as of the date first written above, and shall continue until December 31, 1999, (INITIAL TERM), unless sooner terminated as provided for under this Agreement. Thereafter, the term shall be renewed for an additional five (5)-year term (RENEWAL TERM) provided that [*]. Upon expiration of the RENEWAL TERM, the term shall be renewed until the last to expire United States PATENT (either the term of such patent has expired or the relevant claims have been held invalid by a court of competent jurisdiction) which has claims covering such PRODUCT provided that LICENSEE has made total cumulative payments to LICENSOR of [*]. Upon expiration, LICENSEE's license herein shall be fully paid and irrevocable, however, any unpaid but accrued royalties shall still be due and payable to LICENSOR.

         15.2 LICENSEE may terminate this Agreement by giving ninety (90) days prior written notice to LICENSOR.


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       12

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         15.3 Either party may terminate this Agreement by notice to the other party in the event of a material breach by such other party of its obligations hereunder, which breach such other party has failed to cure within thirty (30) days, in the case of any breach in the payment of amounts required hereunder, or sixty (60) days, in the case of any other breach, after notice thereof.

         15.4 The following rights and obligations survive any termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge:

              15.4.1 LICENSOR's rights to receive or recover, and LICENSEE's obligations to provide reports as specified in Article 5 hereof and to pay royalties accrued or accruable for payment at the time of any termination.

              15.4.2 LICENSEE's obligation to maintain records as provided in
Article 5 hereof and LICENSOR's right to conduct a final audit thereof.

              15.4.3 LICENSEE's right to complete the sale or distribution of all PRODUCTS in inventory or in the process of being manufactured including the right to sell or distribute any components of PRODUCTS to minimize its losses, subject to LICENSEE's payments of royalties to LICENSOR as provided for herein, provided, however, LICENSOR shall have the right to purchase all of such PRODUCTS and inventory or in the process of being manufactured (collectively, the "Remaining Inventory") under terms consistent with those terms then provided by LICENSEE to its sub-licensees or customers for similar products. Within twenty (20) days of any such termination, LICENSEE shall advise LICENSOR of the amount of such Remaining Inventory, as well as the terms of purchase of same, and LICENSOR shall have ten (10) days to advise LICENSEE of its intentions with regard to the purchase of such Remaining Inventory. To the extent LICENSOR elects to purchase such Remaining Inventory by notice to LICENSEE within such time period, LICENSEE shall not have the right to sell or distribute same but shall sell such Remaining Inventory to LICENSOR (such sales shall be non-royalty bearing); to the extent LICENSOR does not so elect to purchase such Remaining Inventory, LICENSOR shall have the right to sell and/or distribute same.

              15.4.4 Any cause of action or claim of either party accrued because of any breach or default by the other party.

         15.5 Upon termination of this Agreement, LICENSEE agrees to return to LICENSOR all prototype specimens, slides, blueprints and other materials provided by LICENSOR to LICENSEE. LICENSEE shall return such material to LICENSOR no later than ninety (90) days after the termination of this Agreement.

         15.6 Upon termination and except as expressly set forth in this Section 15.4, LICENSEE acknowledges that neither it nor any of its AFFILIATES shall have any rights whatsoever with regard to the INFORMATION, PATENTS, and/or the TRADEMARKS, or to

*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       13
the right to manufacture, sell or distribute PRODUCTS, and that all such rights shall automatically revert to and be the exclusive property of LICENSOR.


                                16. FORCE MAJEURE
                                    -------------

         16.1 No failure or omission by either party in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to the following: acts of God, acts or omissions of any government or agency thereof, compliance with rules, regulations or orders of any governmental authority, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion, quarantine or failures or delays in transportation.


                               17. CONFIDENTIALITY
                                   ---------------

         17.1 Each party agrees that during the term of this Agreement and for a period of three (3) years from the termination date of this Agreement, that it will not disclose, publish, utilize for any purpose outside of that contemplated by this Agreement or otherwise make known to any third party, except to consultants and third party vendors under similar terms and conditions to those herein, any confidential information it learns about or from the other party through its relationship hereunder and including all INFORMATION of LICENSOR; provided, however, that neither party shall be obligated to maintain in confidence or not use information which:

              17.1.1 Is, or subsequently may become available to the public through no fault of the receiving party;

              17.1.2 The receiving party can show was previously known to it at the time of receipt;

              17.1.3 May subsequently be obtained lawfully from a third party who has obtained the information through no fault of the receiving party;

              17.1.4 Is independently developed;

              17.1.5 Is disclosed to a third party without a corresponding obligation of confidence; or

              17.1.6 Is in the opinion of the receiving party's legal counsel required to be disclosed to a government agency or by operation of law provided, however, that the receiving party takes such action as is available to preserve the confidentiality of such information and to protect the same from disclosure under the Freedom of Information Act or similar federal, state, or local disclosure laws, rules, or regulations.

         17.2 Neither party shall disclose to the public or to a governmental agency the terms of this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.


                                   18. NOTICES
                                       -------

         18.1 All notices, approvals, requests, demand and the like which are required or permitted to be given under the terms hereof must be in writing. They shall be given by mailing the same, postage prepaid by certified or registered mail.

              18.1.1 Those to be sent to LICENSEE shall be addressed to:

                     President
                     STERI-OSS
                     28295 East Park Drive
                     Yorba Linda, California 92687

              With a copy to:

                     Vice President & General Counsel
                     BAUSCH & LOMB INCORPORATED
                     One Chase Square
                     P.O. Box 54
                     Rochester, New York 14601-0054

or such other address as LICENSEE shall designate from time to time.

              18.1.2 Those to be sent to LICENSOR shall be addressed to:

                     President
                     DENTAL IMAGING ASSOCIATES, INC.
                     c/o
                         ----------------------------
                     --------------------------------
                     Torrance, California 90503

              With a copy to:

                     Michael Grayson, Esq.
                     Lewitt, Hackman, Hoefflin, Shapiro,
                     Marshall, Harlan & Grayson
                     106633 Ventura Boulevard
                     Encino, California 91426-1870

or such other address as LICENSOR shall designate from time to time.

         18.2 Each notice so mailed as herein above provided shall be deemed to have been given on the date of actual receipt.


                                   19. GENERAL
                                       -------

         19.1 This Agreement contains the entire and only agreement between the parties and supersedes all preexisting agreements, obligations, or claims between them or their predecessors in interest relating to the subject matter contained herein. Any representation, promise, condition, or obligation in connection with such subject matter which is not incorporated in this Agreement shall not be binding upon either party. No modification of this Agreement shall be binding on the parties unless made in writing and signed on behalf of a duly authorized representative of each party hereto.

         19.2 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty concerning the legal rights of the parties to the contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

         19.3 Nothing in this Agreement shall be construed to make either party hereto the agent, representative or partner of or a joint venturer with the other party and neither party shall so hold itself out, nor shall either party be liable or bound by any act or omission of the other party except as may be expressly stated herein.

         19.4 Except as is expressly stated herein, neither party grants to the other party any other right or license under any of its patents, trademarks, copyrights or trade secrets.

         19.5 The Article headings of this Agreement are strictly for the convenience of the parties and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

         19.6 This Agreement and its effect are subject to and shall be construed and enforced in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in duplicate originals by their duly authorized representatives.

                                     DENTAL IMAGING ASSOCIATES, INC.
                                     (LICENSOR)


                                     By:
                                             ----------------------------------
                                     Title:
                                             ----------------------------------


                                     STERI-OSS
                                     (LICENSEE)


                                     By:
                                             ----------------------------------
                                     Title:
                                             ----------------------------------


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       17

         I, [*] as licensor of PATENTS to LICENSOR, agree to be personally bound by the obligations of LICENSOR in Sections 5, 9, 10 and 17 of this Agreement and to use my best efforts to place LICENSOR, as a shareholder therein, in a position to meet its obligations to LICENSEE as provided for in this Agreement.



                                             ----------------------------------
                                             [*]


*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       18

                                   EXHIBIT A-1
                                   -----------

                                     PATENTS

               [* LIST OF PATENTS AND PATENT APPLICATIONS OMITTED]







*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       19

                                   EXHIBIT A-2
                                   -----------

                                  NEW PRODUCTS

             [* LIST OF NEW PRODUCTS AND RELATED PATENTS AND PATENT
                             APPLICATIONS OMITTED]





*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       20

                                    EXHIBIT B
                                    ---------

                                    PRODUCTS

Healing Caps               HC045
(6)                        HC046
                           HC047
                           HC145
                           HC146
                           HC147

Anabomic Abutment
(9)                        AA0A
                           AA0B
                           AA0C
                           AA5A
                           AA5B
                           AA5C
                           AA1A
                           AA1B
                           AA1C
to include fixation screw

Pre-Angled Abutment
                           PAA515A
                           PAA515B
                           PAA515C
                           PAA525A
                           PAA525B
                           PAA525C
to include fixation screw

Impression Coping and Screw
                           ICSS (short)
                           ICSS (long)

Implant Coping Friction Driver
                           DTIS

Implant Laboratory Analog
                           ILRT

See attached description

                                   EXHIBIT B-1
                                   -----------

               [* LIST OF PATENTS AND PATENT APPLICATIONS OMITTED]







*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       22

                                    EXHIBIT C
                                    ---------

                           TRADEMARKS AND TRADE NAMES

DIA(TM)

The DIA ANATOMIC ABUTMENT SYSTEM(TM)

                                    EXHIBIT D
                                    ---------

                                DIA CUSTOMER LIST

                               [*32 pages omitted]







*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                       24

                          ADDENDUM TO LICENSE AGREEMENT
                          -----------------------------

         THIS AGREEMENT made and effective this 11th day of April, 1995, by and between DENTAL IMAGING ASSOCIATES, INC., a California corporation with a principal place of business at 9001 Wilshire Boulevard, Suite 205, Beverly Hills, California 90211 ("LICENSOR") and STERI-OSS INC., a wholly owned subsidiary of Bausch & Lomb Incorporated, and a California corporation having a principal place of business at 22895 East Park Drive, Yorba Linda, California 92687 ("LICENSEE").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, LICENSOR and LICENSEE entered into a License Agreement effective April 28, 1994 (the "1994 AGREEMENT") wherein LICENSOR granted LICENSEE exclusive rights to manufacture, use, and sell certain dental restorative products known as THE DIA ANATOMICAL ABUTMENT SYSTEM according to the terms and conditions therein set forth;

         WHEREAS, Section 10.3 of the 1994 AGREEMENT provided LICENSEE with rights: (a) to include products which are within the scope of the patent properties listed in Exhibit A-2 of the that AGREEMENT as "PRODUCTS" (those products being known as "THE NEW PRODUCTS") and (b) to include the patent properties specified in Exhibit A-2 of the 1994 AGREEMENT as "PATENTS"; and

         WHEREAS, LICENSEE has notified LICENSOR of its desire to acquire the rights described above and the parties have negotiated the consideration and the terms related to LICENSEE's acquisition of such rights;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. The term "PATENTS" as used in the 1994 AGREEMENT shall hereinafter include each United States patent application listed on Exhibit A-2 of the 1994 AGREEMENT and each patent issuing upon such patent applications; each non-United States patent and patent application corresponding to the foregoing; and each divisional, reissue, continuation, renewal, and extension of the foregoing.

         2. LICENSOR represents and warrants that Exhibit B-1 attached hereto is a complete and accurate listing of all patent properties included within PATENTS as of the effective date of this Addendum and that Exhibit B-2 is a complete and accurate listing of all products to be added under this Addendum.

         3. The term "PRODUCTS" as used in the 1994 AGREEMENT shall mean all products within the scope of any valid claim of PATENTS.

         4. As reimbursement for its development and patent costs, LICENSEE shall pay LICENSOR the following: [*]. LICENSEE agrees to use reasonable, good faith efforts to overcome any regulatory issues that may arise and to use reasonable, good faith efforts to resolve any assertion that the making, using, or selling of PRODUCTS infringe one or more claims of a patent owned by a third party. LICENSOR agrees to provide LICENSEE with reasonable assistance, cooperation and consultation in overcoming any regulatory issues that may arise and in resolving any assertion that the making, using, or selling of PRODUCTS infringe one or more claims of a patent owned by a third party. Nothing in this Paragraph 4 shall limit in any way LICENSEE's rights under the 1994 AGREEMENT, especially Section 14.5 of that AGREEMENT.

         5. Commencing with the first sale of a NEW PRODUCT, the table set forth in Section 3.3 of the 1994 AGREEMENT will be replaced with the following:


         12-Month Period                           Annual Minimum Royalty
         ---------------                           ----------------------

Fiscal Year ending Dec. 31, 1994                             [*]

Fiscal Year ending Dec. 31, 1995                             [*]

Fiscal Year ending Dec. 31, 1996                             [*]

Fiscal Year ending Dec. 31, 1997                             [*]

Fiscal Year ending Dec. 31, 1998                             [*]

Fiscal Year ending Dec. 31, 1999                             [*]


         6. LICENSEE agrees to pay LICENSOR's clinicians, [*] provided under
Section 5.3 of the 1994 AGREEMENT during the 12-month period commencing with the effective date of this Addendum. This will be renewable on an annual basis at the sole discretion of the LICENSEE during the initial term of the 1994 AGREEMENT. [*].

         7. The parties agree that new product ideas should be presented to LICENSEE before LICENSOR or its clinicians incur significant product development costs. Accordingly, Section 10.2 of the 1994 AGREEMENT is amended to read as follows:

         Whenever LICENSOR conceives a new product, LICENSOR shall notify LICENSEE of same in writing; this notification shall follow LICENSOR having filed a patent application covering such new product, [*]. LICENSEE shall have ninety (90) days from the date of such notice to inform LICENSOR of its desire to license such product under reasonable terms and conditions to be mutually agreed upon, such terms and conditions to include, without limitation, reimbursement of said development and patent costs and such other sums as the parties shall negotiate. If LICENSEE and LICENSOR are unable to agree on suitable terms and conditions for such license within ninety (90) days from the end of such first ninety (90)-day period, LICENSOR shall be free to negotiate with

*CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED FOR REDACTED PORTIONS
                                        2
         third parties. However, prior to executing a license with any third party on terms more favorable than those last offered to LICENSEE for such products, LICENSEE shall have the right to license such Products under the same terms and conditions as the terms and conditions LICENSOR would have granted to such third party. All disclosures of new information and products under this Section 10.2 shall be under suitable terms of confidentiality and a separate non-disclosure agreement shall be executed by the parties for each such new product.

         8. If LICENSEE grants a sublicense under Section 2.1 of the 1994 AGREEMENT to a third party (any party other than one of LICENSEE's AFFILIATES as defined in Paragraph 1.1 of the 1994 AGREEMENT) (said party referred to herein as a "Third PARTY"), [*] relative to the PRODUCTS shall be payable by LICENSEE to LICENSOR. Such payments shall be made quarterly with an accounting substantially equivalent to that provided to LICENSOR relative to LICENSEE's direct sale of PRODUCTS. Royalties and proceeds shall include sums received by LICENSEE from the Third Party, less LICENSEE's direct, out-of-pocket expenses solely attributable to the Third Party sublicense or grant. It is understood that sale of PRODUCTS shall not constitute a sublicense within the meaning of this Paragraph 8.

         9. The terms of the 1994 AGREEMENT shall continue in full force and effect except as modified herein. If there is any inconsistency between the terms of the 1994 AGREEMENT and the terms of this Addendum, the terms of this Addendum shall control.

         IN WITNESS WHEREOF, the parties have caused this Addendum to be signed in duplicate originals by their duly authorized representatives.

                               DENTAL IMAGING ASSOCIATES, INC. (LICENSOR)


                               By:
                                        ---------------------------------------
                               Title:
                                        ---------------------------------------
                               Date:
                                        ---------------------------------------


                               STERI-OSS INC.
                               (LICENSEE)

                               By:
                                        ---------------------------------------
                               Title:
                                        ---------------------------------------
                               Date:
                                        ---------------------------------------



                                        4